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                                                                    Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Park-Ohio Holdings Corp. for the registration of its common stock of our report dated February 25, 2003, with respect to the consolidated financial statements of Park-Ohio Holdings Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



Registration Statement               Description              Shares Registered
--------------------------------------------------------------------------------
Form S-8 (33-01047)        Individual Account Retirement Plan        1,500,000

Form S-8 (333-58161)       1998 Long-Term Incentive Plan               550,000




                                        /s/ ERNST & YOUNG LLP



Cleveland, Ohio
March 25, 2003